EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-71386 on Form S-3 and Registration Statement No. 333-72406 on Form S-8 of American Home Mortgage Holdings, Inc. (the "Registrant") of our report dated March 20, 2002, appearing in the Registrant's Current Report on Form 8-K dated June 25, 2002 relating to the Registrant's financial statements included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
June 25, 2002